   As filed with the Securities and Exchange Commission on October 25, 2001.
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                EDO CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                              3812                             11-0707740
  (State or other jurisdiction                                        (I.R.S. Employer Identification No.)
       of incorporation or            (Primary Standard Industrial
          organization)               Classification Code Number)

     60 East 42nd Street Suite 5010 New York, New York 10165 (212) 716-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 James M. Smith President and Chief Executive Officer 60 East 42nd Street Suite
                  5010 New York, New York 10165 (212) 716-2000
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

           Christopher G. Karras, Esq.                           Eric S. Haueter, Esq.
                Sarah B. Gelb, Esq.                          Sidley Austin Brown & Wood LLP
                      Dechert                                    355 California Street
             4000 Bell Atlantic Tower                           San Francisco, CA 94104
                 1717 Arch Street                                    (415) 772-1231
              Philadelphia, PA 19103
                  (215) 994-4000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Reg. No. 333-69764.
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

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
                                            Proposed       Proposed
Title of each class of      Number of       maximum        maximum      Amount of
securities to be           shares to be  offering price   aggregate    registration
registered                registered(1)   per share(2)  offering price     fee
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
Common Shares, par value
 $1 per share..........   575,000 shares     $23.50      $13,512,500      $3,379
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
(1) Includes 75,000 Common Shares which the underwriters will have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Based upon the public offering price of $23.50.

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

                              EXPLANATORY NOTE AND
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Registration Statement is being filed to register an additional 575,000 Common Shares, par value $1 per share, of EDO Corporation, a New York corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-3 (File No. 333-69764), which was filed with the Securities and Exchange Commission on September 21, 2001, are incorporated in this registration statement by reference. The form of prospectus contained in the earlier effective registration statement will reflect the aggregate amount of securities registered in this registration statement and the earlier effective registration statement.

   The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 25, 2001.

                                                 EDO CORPORATION


                                                               James M. Smith
                                                 By: _______________________________________
                                                               James M. Smith
                                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on October 25, 2001.

                  Signature                            Title
                  ---------                            -----

           James M. Smith            President, Chief Executive Officer and
____________________________________  Director (principal executive officer)
           James M. Smith

          Darrell L. Reed            Vice President, Finance, Treasurer,
____________________________________  Chief Financial Officer and Assistant
          Darrell L. Reed             Secretary (principal financial and
                                      accounting officer)

                 *                   Director
____________________________________
          Robert E. Allen

                 *                   Director
____________________________________
           Robert Alvine


                 *                   Director
____________________________________
         Neil A. Armstrong

                 *                   Director
____________________________________
          Mellon C. Baird

                 *                   Director
____________________________________
           George M. Ball

                 *                   Director
____________________________________
           Robert Hanisee

                 *                   Director
____________________________________
         Michael J. Hegarty

                 *                   Director
____________________________________
          Ronald L. Leach

                 *                   Director
____________________________________
       George A. Strutz, Jr.


          Darrell L. Reed
  By: ___________________________
          Darrell L. Reed
         *Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Document
 ------- --------
  1*     Underwriting Agreement by and among EDO Corporation, HSBC Bank USA, as the trustee of the EDO Employee Stock Ownership Plan, First Union
         Securities, Inc. and SG Cowen Securities Corporation.
  2(a)*  Agreement and Plan of Merger by and among EDO Corporation, EDO
         Acquisition III Corporation and AIL Technologies, Inc. as amended and restated dated January 2, 2000, incorporated by reference to Exhibit
         2(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.
  2(b)*  Management Stock Purchase Agreement dated as of January 2, 2000 between EDO Corporation as Buyer and eleven individuals as Sellers, relating to the purchase and sale of shares of common shares of AIL
         Technologies, Inc. incorporated by reference to Exhibit 2(b) to the
         Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1999.
  2(c)*  Stock Purchase Agreement dated as of January 2, 2000 between EDO
         Corporation, as Buyer, and Defense Systems Holding Co., as Seller,
         relating to the purchase and sale of shares of common shares of AIL
         Technologies, Inc. incorporated by reference to Exhibit 2(c) to the
         Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1999.
  4(a)*  Credit Agreement, dated as of August 24, 2000 by and among EDO
         Corporation and AIL Systems, Inc., with European American Bank and
         Mellon Bank, N.A., et al., incorporated by reference to Exhibit 4(a)
         to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.
  4(b)*  Indenture, dated as of December 1, 1986 between Chase Manhattan Bank as successor in interest to Manufacturers Hanover Trust Company, as
         Trustee, and EDO Corporation for the 7% Convertible Subordinated Note
         due 2011, incorporated by reference to Exhibit 4(b) to the Company's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1992.
  5(a)   Opinion of Dechert.
 23(a)   Consent of Ernst & Young LLP, Independent Auditors.
 23(b)   Consent of KPMG LLP, Independent Auditors.
 23(c)   Consent of Dechert (included in the opinion filed as Exhibit 5(a)).
 24(a)*  Power of Attorney.

--------
   *  Previously filed